APPENDIX A

TO THE

CUSTODIAN AGREEMENT BETWEEN BROWN BROTHERS HARRIMAN & CO.

AND SIX CIRCLES TRUST DATED JUNE 6, 2018

LIST OF PORTFOLIOS

UPDATED AS OF MAY 1, 2026

The following is a list of Portfolios for which the Custodian shall serve under this Agreement

Six Circles Ultra Short Duration Fund

Six Circles Tax Aware Intermediate Duration Fund (formerly Six Circles Tax Aware Ultra Short Duration Fund)

Six Circles U.S. Unconstrained Equity Fund

Six Circles International Unconstrained Equity Fund

Six Circles Managed Equity Portfolio U.S. Unconstrained Fund

Six Circles Managed Equity Portfolio International Unconstrained Fund

Six Circles Global Bond Fund

Six Circles Tax Aware Bond Fund

Six Circles Credit Opportunities Fund

Six Circles Credit Opportunities Fund (Cayman) Ltd.

Six Circles Multi-Strategy Fund

Six Circles Multi-Strategy Sub-Fund I Ltd.

Six Circles Multi-Strategy Sub-Fund II Ltd.

SIX CIRCLES TRUST		BROWN BROTHERS HARRIMAN & CO.

By:		By:
Name:	Tricia Larkin	Name:	Daniel Montoya
Title:	Treasurer	Title:	Managing Director